UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2013

LAREDO PETROLEUM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously announced, on November 25, 2013, Laredo Petroleum Holdings, Inc. (the "Company") was informed that Warburg Pincus Private Equity IX, L.P., Warburg Pincus X Partners, L.P. and Warburg Pincus Private Equity X O&G, L.P. (together, "Warburg Pincus") initiated a pro rata distribution (the "Distribution") to the Warburg Pincus partners of approximately 6,000,000 shares of the Company's common stock, causing Warburg Pincus’ ownership of the Company’s common stock to fall below 50%. As a result, effective December 9, 2013, pursuant to the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (collectively, the "Organizational Documents"), among other things, the Company's Board of Directors (the "Board") was divided into three classes with each class serving staggered three-year terms. In accordance with the Organizational Documents, the Board assigned members of the Board already in office and approved the following classifications, with Board members to serve initial terms set to expire at the annual meeting of stockholders as indicated below and until such Board member is re-elected or their successor is elected and qualified:
Class I - Term Expires May 2014

•	Randy A. Foutch

•	Peter R. Kagan

•	Edmund P. Segner, III

•	Dr. Myles W. Scoggins

Class II - Term Expires May 2015

•	James R. Levy

•	Donald D. Wolf

•	Jay P. Still

Class III - Term Expires May 2016

•	Pamela S. Pierce

•	B.Z. (Bill) Parker

•	Ambassador Francis Rooney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: December 9, 2013	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel